CHISHOLM, BIERWOLF & NILSON
Certified Public Accountants
A Limited Liability	533 W. 2600 S., Suite 250		Office (801) 292-8756
Partnership	Bountiful, Utah 84010	Fax	(801) 292-8809

CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use of our report dated September 4, 2008, with respect to the financial statements included in the filing of the Registration Statement (Form 10) of Alaska Pacific Energy Corp. for the fiscal year ended January 31, 2008 and 2007.

/s/ CHISHOLM, BIERWOLF & NILSON
Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT
March 18, 2009